Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of October 16, 2006)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	Energy XXI	Late-Dec	64-66
Rig 15	Baker Marine Big Foot III	85	GOM	Bois d’Arc	May-07	89-91	Mutually agreed dayrates adjusted quarterly. Next adjustment in mid-November. Rig is currently farmed out to Hunt until approximately October 20 at $114-116K before returning to Bois d’Arc.

Rig 20	Bethlehem JU 100 MC	100	GOM	Energy XXI	Feb-07	114-116
Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Mar-07	79-81
Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Mar-07	79-81
Rig 26	Marathon LeTourneau 150-44-C	250	GOM	Shipyard	NA	NA	Undergoing significant upgrade and refurbishment. Increasing maximum water depth capability to 250’, expanding quarters capacity to 100 from 80, as well as making improvements to variable deck load and maximum drilling depth. Estimated upgrade cost is between $35-$40MM. Expected to enter service late Q1 2007. Bidding internationally.

Rig 30	Bethlehem JU 250 MS	250	GOM	Helis	Mar-07	84-86	Helis also has four four-well options at mutually agreed dayrates.

International
Rig 16	Offshore Company IC	170	Mid. East	Occidental	May-08	69-70
Rig 31	Bethlehem JU 250 MS	250	India	Cairn	May-07	109-111	Commenced first well October 1. Expected to move to second well in mid-November at which time the dayrate will increase to $140K for subsequent six wells. Cairn has five one well options at $140K.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.

Hercules Offshore Liftboat Fleet Status

		September 2006
Leg Length/ Liftboat Class (Feet)	Total Number of Liftboats	Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)	Comments
Gulf of Mexico
260	1	1	$34,493	30	100%
230	3	3	26,720	61	68%	One vessel in drydock part of September and part of October, one vessel down with repairs part of September and part of October
190-215	6	6	22,437	142	79%	One vessel in drydock part of September and one vessel in drydock in September and part of October
170	2	2	16,740	50	83%	One vessel down with repairs for part of September
140-150	6	6	10,395	127	71%	One vessel in drydock in September and one in October. One hot-stacked vessel (due to crew shortage) returned to work late September.
120-130	14	14	8,656	387	92%	One vessel in drydock during September
105	15	13	7,044	252	65%	Five vessels in drydock in September and one being refurbished through November. Three vessels in drydock in October. One vessel currently hot-stacked awaiting a crew.

Sub-total/Average	47	45	12,520	1,049	78%

Nigeria
130-170	4	4	15,641	60	50%	Recently completed one-year contract extension with Chevron with a dayrate increase of approximately 30% (through August 2007). One 130 class vessel and one 145 class vessel in drydock in September and part of October. One other 145 class vessel in drydock during October.

Total/Average	51	49	12,688	1,109	75%

Note:

(1)	Actively marketed liftboats excludes two cold-stacked 105 class liftboats that are undergoing refurbishment (expected completion in November 2006).
(2)	Includes reimbursables. For comparative purposes, revenue per day per liftboat for Q3’05 for the vessels owned at that time was as follows:

230’ - $12,125, 190-215’ - $10,168, 140-150’ - $6,591, 120-130’ - $4,698, 105’ - $3,378.

(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.